UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2003

CORNERSTONE REALTY INCOME TRUST, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-12875	54-1589139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

306 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 643-1761

(Registrant’s telephone number, including area code)

Cornerstone Realty Income Trust, Inc. (which may be referred to below as the “Company” or as “we,” “us” or “our”) is filing this report pursuant to Item 2 of Form 8-K. This report describes certain financing transactions involving the disposition of a “significant amount” of assets within the meaning of the General Instructions to Form 8-K. An optional report of a potential subsequent event is made under Item 5 below.

Item 2.    Acquisition or Disposition of Assets

Overview

On July 17, 2003, we completed a plan of refinancing in which our unsecured line of credit was replaced with a combination of a new secured line of credit from a commercial bank and two additional secured financing transactions. For simplicity, the new secured line of credit will be referred to as the “Secured Line” and the other financing transactions will be referred to as the “Wachovia Loan” and the “Fannie Mae Loans.” The following table summarizes the features of our new financing:

	Secured Line	Wachovia Loan	Fannie Mae Loans (a)

Date of Financing	May 30, 2003	June 27, 2003	July 17, 2003

Amount of Financing	Maximum of $50 million	$50 million	$38.5 million

Borrowers (b)	Cornerstone Realty Income Trust, Inc. CRIT-NC, LLC	CRIT-Cape Landing, Inc. CRIT-Legacy, Inc. CRIT-NC V, LLC CRIT-SPE I, Inc.	CRIT-Glen Eagles, LLC CRIT-Meadows, LLC CRIT-Mill Creek, LLC CRIT-Landings, LLC

Maturity Date	May 30, 2005	July 9, 2005 (with option for three extensions of one-year each)	August 1, 2008

Interest Rate (c)	LIBOR + 1.575%	LIBOR + 1.25%	DMBS Index + 0.82%

Principal Payment	at maturity	at maturity	at maturity

Interest Payments	every three months	monthly	monthly

Secured Property (name and state of apartment community)	Aspen Hill (TX) Beacon Hill (NC) Bridgetown Bay (NC) Brookefield (TX) Copper Crossing (TX) Enclave at South Tryon (NC) Greystone (NC)	Cape Landing (SC) Carlyle Club (GA) Clarion Crossing (NC) Legacy Park (NC) Parkside at Woodlake (NC)	Glen Eagles (NC) Meadows (NC) Mill Creek (NC) The Landings (NC)

Other Features	A quarterly commitment fee equal to 0.25% per annum applies to the unused portion	prepayable after one year without penalty	prepayable after one year with 1% penalty

		interest rate cap for borrower at 7.75%	interest rate cap for borrower at 8.373%

Notes:

(a)	The Fannie Mae Loans were obtained through ARCS Commercial Mortgage Co., L.P. and were assigned at closing to Fannie Mae.
(b)	All borrowers other than the Company are direct or indirect wholly-owned subsidiaries of the Company.
(c)	LIBOR refers to the “London Interbank Offered Rate.” DMBS refers to a “Discount Mortgage Backed Security” indexed-figure, as determined by Fannie Mae. The Secured Line permits election of a LIBOR-based rate as shown in table. Such election is currently in effect for the Secured Line.

Use of Financing Proceeds

We used our new financing proceeds to repay the outstanding balance of our prior $85 million unsecured line of credit and to repay outstanding secured loans totaling approximately $23.4 million. The remainder of our new financing proceeds will be used as excess borrowing capacity, for working capital needs and for other corporate purposes.

Promissory Notes and Borrowers

The Secured Line is evidenced by revolving credit and related notes. The Wachovia Loan is evidenced by a single promissory note. At the request of the lender for the Wachovia Loan, we formed a total of five new and wholly-owned subsidiaries that will operate as “special purpose entities.” They include the four borrowers for the Wachovia Loan, and a non-managing member of one borrower (CRIT-NC V, LLC). To qualify as special purpose entities, the new subsidiaries have organizational documents that impose certain requirements on them while the Wachovia Loan is outstanding. In particular, the subsidiaries must maintain separate legal identities and must limit their activities to dealing with the properties that secure the Wachovia Loan.

The Fannie Mae Loans are evidenced by four separate promissory notes from each of the four borrowers. At the request of the lender for the Fannie Mae Loans, we formed each borrower as a single asset entity. Each single asset entity has organizational documents that limit its permitted activities to dealing with the property that secures the loan to such entity.

Non-Recourse Loans and Guaranties

In general, if there is any default in payment under the Wachovia Loan or the Fannie Mae Loans, the lender’s recourse would be limited to exercising remedies against the applicable secured property or properties, and the borrowers would have no personal liability for any such default. There are exceptions, however, to the general non-recourse nature of the Wachovia Loan and the Fannie Mae Loans that may result in personal liability to a borrower for damages caused by certain other events of default. We believe these exceptions are customary for financings of the type we have obtained. The exceptions for the Wachovia Loan differ in certain respects from those for the Fannie Mae Loans, although the exceptions typically include (for example) bankruptcy, prohibited transfers of a secured property and other acts that are prohibited or improper. We have guaranteed payment under the respective promissory notes for the Wachovia Loan and the Fannie Mae Loans upon those events of default that are among the non-recourse exceptions.

Security Documents

As indicated above, our new financings are secured by mortgages and other encumbrances on the apartment properties owned by us or by our borrowing subsidiaries. These encumbrances include a security interest in related personal property and various assignments of leases, rents and contracts, all in favor of the applicable lender. These encumbrances are created by deeds of trust and other instruments, which will be referred to collectively as the “Security Documents” for simplicity.

The Security Documents impose a number of requirements, including (for example) obligations to maintain adequate insurance. The Security Documents also prohibit any further sales or encumbrances, and any further assignments of leases or rents, with respect to the properties that secure our new financings.

Upon a default under a promissory note or its related Security Documents, various remedies are available to the lender. Those remedies include, for example: (1) declaring the entire principal balance under the promissory note, together with all accrued and unpaid interest, to be due and payable immediately; (2) taking possession of the applicable secured property; and (3) collecting rents from such property, or foreclosing on it, to satisfy unpaid amounts under the promissory note. The lender is entitled to recover any costs that may be incurred in exercising such remedies.

Property Management

At the request of the lenders for the Wachovia Loan and the Fannie Mae Loans, we have entered into separate property management agreements with regard to our management of the properties that secure such loans. These property management agreements are substantially similar, and each of them provides for the following:

•	an initial term of two years

•	automatic renewal for additional terms of two years each, unless written notice of termination is delivered from one party to the other at least 60 days before the end of any term

•	collection of all rents by the manager

•	a property management fee equal to 5% of the monthly gross revenues from the apartment properties

Item 5.    Other Events and Regulation FD Disclosure

We are optionally reporting our current negotiations for an additional loan with ARCS Commercial Mortgage Co., L.P., which would be assigned at closing, if it occurs, to Fannie Mae. We expect that any such loan would be secured by the Dunwoody Springs apartment community in Georgia. A number of material conditions to closing are currently unsatisfied. There can be no assurance that our negotiations will result in terms that are acceptable to us or that a closing on this loan will occur by any particular date, or at all.

Item 7.    Financial Statements and Exhibits

None.

(With respect to long-term debt instruments and related agreements for the financings described in this report, the Company hereby files its agreement to furnish copies thereof to the Commission upon request by the Commission).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Realty Income Trust, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, President

August 1, 2003